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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1999 (except for Note 11, as to which the date is May 28, 1999, in the Registration Statement (Form F-1) and related Prospectus of BackWeb Technologies, Ltd., for the registration of 6,325,000 shares of its ordinary stock.



                                                /s/ ERNST & YOUNG, LLP

Palo Alto, California
June 4, 1999